UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission

File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of ECP Entwickslungsgesellschaft mbH

We entered into a share purchase agreement, dated as of July 1, 2014, with our wholly-owned German subsidiary, Abiomed Europe GmbH (“Abiomed Europe”) and Syscore GmbH (“Syscore”), a limited liability company incorporated in Germany, providing for Abiomed Europe’s acquisition of all of the issued shares of ECP Entwicklungsgesellschaft mbH (“ECP”), a limited liability company incorporated in Germany. ECP, based in Berlin, Germany, is engaged in research, development, prototyping and the production of a percutaneous expandable catheter pump which increases blood circulation from the heart with an external drive shaft. Abiomed Europe’s acquisition of ECP closed on July 1, 2014. We did not have a material relationship with Syscore or ECP prior to this transaction.

Abiomed Europe acquired ECP for $13 million in cash, with additional potential payouts totaling $15 million payable to Syscore based on the achievement of certain technical and commercial milestones. These milestone payments may be made, at our option, by a combination of cash or our common stock. With respect to such milestone payments, the share purchase agreement provides:

•	that, upon the earlier of (i) our receipt of European CE Marking approval relating to the sale of an expandable device based on certain patent rights acquired from ECP, or (ii) our bringing of a successful claim against a third party competitor (or reaching an economically equivalent settlement) for the infringement of certain patent rights acquired from ECP, we will pay Syscore an additional $7 million (provided that if such claim or settlement does not prohibit the third party competitor’s further marketing, production, sale, distribution, lease or use of any violating or infringing products, but only awards monetary damages to us or to Abiomed Europe, the amount payable to Syscore shall be limited to the lower of the amount of aggregate damages received and $7 million); and

•	that, upon the first to occur of (i) our successful commercialization of one or more rotatable and expandable devices based on certain patent rights acquired from ECP, where such devices achieve aggregate worldwide revenues of $125,000,000, including the revenues of third party licensees, or (ii) our sale of (A) ECP, (B) all or substantially all of ECP’s assets, or (C) certain of ECP’s patent rights, we will pay to Syscore the lesser of (y) one-half of the profits earned from such sale described in the foregoing item (ii), after accounting for the costs of acquiring and operating ECP, or (z) $15 million (less any previous milestone payment).

The maximum aggregate milestone payments payable pursuant to the share purchase agreement may not exceed $15 million. If any portion of a milestone payment is paid in our common stock, we will be required to file a registration statement covering the shares issued.

The share purchase agreement contains representations, warranties and closing conditions customary for transactions of this size and nature. Of the $13 million paid by Abiomed Europe at the closing, $1.3 million was put in escrow for the purpose of partially securing any amounts payable by Syscore as a result of the indemnification provisions in the agreement. The share purchase agreement for the acquisition of ECP is attached as Exhibit 2.1 to this report and incorporated herein by reference.

ECP’s Acquisition of AIS GmbH Aachen Innovative Solutions

On July 1, 2014, in connection with Abiomed Europe’s acquisition of ECP, ECP acquired all of the issued shares of AIS GmbH Aachen Innovative Solutions (“AIS”), a limited liability company incorporated in Germany, pursuant to a share purchase agreement dated as of June 30, 2014, by and among ECP and AIS’s four individual shareholders. AIS, based in Aachen, Germany, holds certain intellectual property useful to ECP’s business, and, prior to being acquired by ECP, had licensed such intellectual property to ECP.

The purchase price for the acquisition of AIS’s shares was $2.75 million in cash and the acquisition closed immediately prior to Abiomed Europe’s acquisition of ECP. The share purchase agreement contains representations, warranties and closing conditions customary for transactions of this size and nature. The share purchase agreement for the purchase of AIS is attached as Exhibit 2.2 to this report and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Abiomed Europe’s acquisition of ECP and ECP’s acquisition of AIS are described in Item 1.01 above and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the share purchase agreement among us, Abiomed Europe and Syscore relating to the acquisition of ECP, we have unconditionally and irrevocably guaranteed to Syscore the due and punctual performance of all of Abiomed Europe’s obligations, commitments, undertakings, warranties and indemnities under or pursuant to such share purchase agreement, to the extent of any limit on Abiomed Europe’s liability.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

We intend to file the required historical financial statements by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

We intend to file the required pro forma financial information by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K was required to be filed.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement on the Sale and Transfer of all Shares in ECP Entwicklungsgesellschaft MbH between Syscore GmbH, Abiomed Europe GmbH and Abiomed, Inc., dated as of July 1, 2014.

2.2	Agreement on the Sale and Transfer of all Shares in AIS GmbH Aachen Innovative Solutions between Prof. Dr. Rolf W. Günther, Prof. Dr. Thomas Schmitz-Rode, Mr. Joachim Georg Pfeffer, Dr. Klaus Düring and ECP Entwicklungsgesellschaft MbH, dated as of June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Vice President and Chief Financial Officer

Date: July 7, 2014

Exhibit Index

Exhibit Number	Description

2.1	Agreement on the Sale and Transfer of all Shares in ECP Entwicklungsgesellschaft MbH between Syscore GmbH, Abiomed Europe GmbH and Abiomed, Inc., dated as of July 1, 2014.

2.2	Agreement on the Sale and Transfer of all Shares in AIS GmbH Aachen Innovative Solutions between Prof. Dr. Rolf W. Günther, Prof. Dr. Thomas Schmitz-Rode, Mr. Joachim Georg Pfeffer, Dr. Klaus Düring and ECP Entwicklungsgesellschaft MbH, dated as of June 30, 2014.